EXHIBIT 10.78

MEMBERSHIP INTEREST PLEDGE AGREEMENT

This MEMBERSHIP INTEREST PLEDGE AGREEMENT (“Agreement”) is made and entered as of this 23rd day of August, 2024 by and between Can B Corp., a Florida corporation maintaining a business address at 960 S. Broadway, Suite 118, Hicksville, New York 11801, (the “Pledgor”), and Pasquale Ferro, an individual residing at 328 Miller Place Road, Miller place New York 11764, the intended beneficiary of the rights, privileges and benefits of this Membership Interest Pledge Agreement (the “Beneficiary”).

WHEREAS, Beneficiary is owed $300,243 by the Pledgor and has agreed to forbear from exercising remedies against the Pledgor provided that (i) the Pledgor issues to Beneficiary a promissory note (the “Note”) in the principal amount of the amount owed to Beneficiary and (ii) the Pledgor pledges to Beneficiary its Membership Interest (the “Interest”) in Nascent Pharma, LLC, a Nevada limited liability company (“Nascent”) to secure its obligations under the Note;

WHEREAS, the Pledgor has issued the Note to Beneficiary;

NOW THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Pledgor hereby agrees with Beneficiary as follow:

1.

Pledge of Security. The Pledgor hereby grants and pledges to Beneficiary, for the benefit of Beneficiary as security for the prompt payment in full when due, whether at stated maturity or acceleration, of all amounts currently or hereafter owed by Pledgor to Beneficiary under the Note, a security interest and a lien upon all of Pledgor’s right, title and interest in and to the following (the “Pledged Collateral”):

	(a)	The Interest and any interests of Pledgor in the entries and on the books of any financial intermediary pertaining to the Interest, and all distributions, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for all or a portion of the Interest;

	(b)	To the extent not covered by the security interest granted pursuant to section 1(a) above, all proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term “Proceeds” includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

2.	Security For Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, of the obligations of the Pledgor to the Beneficiary under the Note (the “Obligations”).

3.	Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral (if any) shall be delivered to and held of Beneficiary by Beneficiary, and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by the appropriate endorsement of Pledgor, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Beneficiary. Upon the occurrence of an Event of Default (as defined in the Note), Beneficiary shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of Beneficiary any or all of the Pledged Collateral. In addition, Beneficiary shall have the right at any time to exchange certificates or instruments representing or evidencing the Pledged Collateral for certificates or instruments of smaller or larger denominations.

4.	Release of Interest. Upon the termination of the Note and the payment to Beneficiary of all amounts due to Beneficiary thereunder, Beneficiary shall release the certificates representing the pledged Interest (if any) to the Pledgor.

5.	Further Assurance: Pledge Amendments.

(a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or that Beneficiary may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Beneficiary to exercise and enforce his rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, Pledgor shall:

(i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as Beneficiary may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; and

(ii) at Beneficiary’s request, appear in and defend any action or proceeding that may affect Pledgor’s title to or Beneficiary’s security interest in all or any part of the Pledged Collateral.

(b) Pledgor further agrees that it shall, upon obtaining any additional units of membership interest or other securities or deliver to Beneficiary a Pledge Amendment, duly executed by Pledgor, in respect of the additional units or securities to be pledged pursuant to this Agreement. Pledgor hereby authorizes Beneficiary to attach each Pledge Amendment to this Agreement and agrees that all securities listed on any Pledge Amendment delivered to Beneficiary shall for all purposes hereunder be considered Pledged Collateral; provided that the failure of Pledgor to execute a Pledge Amendment with respect to any additional securities pledged pursuant to this Agreement shall not impair the security interest of Beneficiary therein or otherwise adversely affect the rights and remedies of Beneficiary hereunder with respect thereto.

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6.	Voting Rights.

	(a)	So long as an Event of Default (as defined in the Note) does not exist and no notice has been provided pursuant to Section 6(b):

(i) Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to the Pledged Collateral or any part thereof, if any, subject to the terms of Nascent Operating Agreement; and

(ii) Beneficiary shall promptly execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, dividend payment orders and other instruments as Pledgor may from time to time reasonably request for the purpose of enabling Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above.

	(b)	Upon the occurrence and during the continuation of an Event of Default, upon written notice from Beneficiary to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall cease, and all such rights shall thereupon become vested in Beneficiary who shall thereupon have the sole and exclusive right to exercise such voting and other consensual rights relating to the Pledged Collateral.

	(c)	In order to permit Beneficiary to exercise the voting and other consensual rights which he may be entitled to exercise pursuant to Section 6(b), Pledgor shall promptly execute and deliver (or causes to be executed and delivered) to Beneficiary all such proxies, dividend payment orders and other instruments as Beneficiary may from time to time reasonably request.

7.	Secured Party Appointed Attorney-in-Fact. Upon the occurrence and during the continuation of an Event of Default, Pledgor hereby irrevocably appoints Beneficiary (and any agent of Beneficiary, with full power of substitution and revocation) as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Beneficiary or otherwise, from time to time in Beneficiary’s discretion, to take any action and to execute any instrument that Beneficiary may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

	(a)	to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgor;

	(b)	to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for monies due and to become due under or in respect of any of the Pledged Collateral;

	(c)	to receive, endorse and collect any instruments made payable to Pledgor representing any dividend (other than cash dividends), principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

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8.	Secured Party May Perform. If Pledgor fails to perform any covenant contained herein, Beneficiary may perform, or cause Beneficiary incurred in connection therewith shall be payable by Pledgor.

9.	Remedies.

(a) If any Event of Default shall have occurred and be continuing, Beneficiary may at his option exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to him, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the “Code”) (whether or not the Code applies to the affected Pledged Collateral), and Beneficiary may at his option declare all of the Obligations to be immediately due and payable in full and Beneficiary may also in his sole discretion, without notice except as specified below, sell or have sold the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as may be commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Beneficiary may be the purchaser of any or all of the Pledged Collateral at any such sale and Beneficiary shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Beneficiary at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that to the extent notices of sale shall be required by law, at least five (5) days notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Beneficiary shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Beneficiary may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Obligations, Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Beneficiary to collect such deficiency.

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	(b)	Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the “Securities Act”), and applicable state securities laws, Beneficiary may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Beneficiary shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

	(c)	Notwithstanding the foregoing, the parties hereto acknowledge and agree that the remedies provided for herein are not exclusive of any other remedies available to Beneficiary upon the occurrence of an Event of Default. Beneficiary expressly reserves any and all other remedies available to him under the Purchase Agreement.

	(d)	Pledgor agrees that in lieu of any other remedy available to Beneficiary hereunder or at law or equity, so long as an Event of Default has occurred and is continuing, Beneficiary may in its sole discretion elect to transfer the Interest to his own name, or the name of his nominee, release Pledgor from the remaining Obligations and release all Pledged Collateral from the lien of this Agreement. Upon such transfer and releases, legal and beneficial ownership in the Interest shall automatically vest in Beneficiary, free and clear of any claim, including any right or equity of redemption of Pledgor. Pledgor agrees that Beneficiary shall have the absolute right to retain the Interest, as consideration of the releases granted by Beneficiary under this Section 9(d) and as liquidated damages, and not as a penalty, for Pledgor’s breach.

10.	Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by Beneficiary in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of Beneficiary, be held by Beneficiary as Pledged Collateral for, and/or then, or at any time thereafter, applied in full or in part by Beneficiary against the Obligations in the following order of priority:

FIRST: To the payment of all costs and expenses of such sale, collection or other realization, and all other expenses, liabilities and advances made or incurred by Beneficiary in connection therewith, and all advances made by Beneficiary hereunder for the account of Pledgor, and to the payment of all costs and expenses paid or incurred by Beneficiary in connection with the exercise of any right or remedy hereunder, all in accordance with Section 11 hereof;

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SECOND: To the payment of all other Obligations in such order as Beneficiary shall elect; and

THIRD: To the payment to or upon the order of Pledgor, or to whoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

11.	Expenses. Pledgor shall pay to Beneficiary upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of their counsel and of any experts and agents, that Beneficiary may incur in connection with

(i) the sale of, collection from, or other realization upon, any of the Pledged Collateral;

(ii) the exercise or enforcement of any of the rights of Beneficiary hereunder; or

(iii) The failure by a Pledgor to perform or observe any of the provisions hereof.

12.	Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall:

	(a)	Remain in full force and effect until the payment in full of all Obligations; and/or;

	(b)	be binding upon Pledgor, its respective heirs, administrators or other personal representatives; and

	(c)	inure, together with the rights and remedies of Beneficiary hereunder, to the benefit of Beneficiary and his successors, heirs, transferees, personal representatives and assigns.

13.	Amendments; Etc. No amendment or waiver of any provision of this Agreement, or consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Beneficiary, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

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14.	Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when sent by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier guaranteeing next day delivery and requiring a signature upon delivery, to the parties at the following addresses or such other addresses as either may give notice to the other as herein provided:

(a) Notices to Beneficiary shall be directed to:

Pasquale Ferro
328 Miller Place Road
Miller Place, New York 11764

(b) Notices to Pledgor shall be directed to:

Can B Corp.
960 S. Broadway, Suite 118
Hicksville, NY 11801

15.	Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Beneficiary in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

16.	Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

17.	Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

18.	Governing Law.

(a) This Agreement and the rights and obligations of the signatories hereto shall be governed, construed and controlled by the law of the State of New York (but without giving effect to principles of conflict of laws) and applicable federal law as to interpretation, enforcement, validity, construction, effect and in all other respects.

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	(b)	To induce Beneficiary to accept this Agreement:

		(i)	The Pledgor irrevocably agrees that all actions or proceedings in any way, manner or respect, arising be litigated in the Supreme Court of New York, Nassau County;

		(ii)	The Pledgor hereby waives any right it may have to transfer or change the venue of any litigation brought against it by Beneficiary in accordance with this section; and

		(iii)	The Pledgor acknowledges that:

			(A)	The provisions of this section constitute a material inducement upon which Beneficiary has relied, is relying and shall rely in entering into or becoming a Beneficiary of this Agreement;

			(B)	it has been represented by counsel of its own choosing; and

			(C)	it has been advised by such counsel as to the meaning and effect of this section.

19.	Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

IN WITNESS WHEREOF, Pledgor and Beneficiary have caused this Membership Interest Pledge Agreement to be duly executed and delivered thereunto duly authorized as of the date first written above.

PLEDGOR

By:	/s/ Marco Alfonsi
Name:	Marco Alfonsi
Title:	Chief Executive Officer

BENEFICIARY

/s/ Pasquale Ferro
Pasquale Ferro

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